Exhibit 99.1

           PARKWAY PROPERTIES, INC. REPORTS 2006 THIRD QUARTER RESULTS

    JACKSON, Miss., Oct. 30 /PRNewswire-FirstCall/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its third quarter ended September 30, 2006.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO )

    Consolidated Financial Results

    - Funds from operations ("FFO") applicable to common shareholders totaled $13.1 million ($0.90 per diluted share) for the three months ended September 30, 2006 compared to $14.3 million ($0.99 per diluted share) for the three months ended September 30, 2005. FFO totaled $44.5 million ($3.07 per diluted share) for the nine months ended September 30, 2006 compared to $45.9 million ($3.18 per diluted share) for the nine months ended September 30, 2005.

The following items contributed to FFO                                    YTD             YTD
(in thousands)                              3Q06           3Q05           2006           2005
--------------------------------------   ----------     ----------     ----------     ----------
Lease termination fees                   $      124     $      648     $      588     $    1,072
Straight line rent                              961            877          3,828          3,334
Amortization of above market rent              (493)          (533)        (1,171)        (1,400)
Placement fee on Maitland 200 joint
 venture                                          -              -              -            947
Loss on land and securities                       -            (26)          (119)          (366)
Prepayment expense on extinguishment
 of debt                                          -              -           (325)             -
Incentive and management fees earned
 on Viad                                          -              -          4,218              -
Incentive fee earned on
 233 North Michigan                               -              -              -            400
Average occupancy                              90.5%          90.5%          89.8%          90.8%

    - Funds available for distribution ("FAD") totaled $4.8 million for the three months ended September 30, 2006 compared to $7.4 million for the three months ended September 30, 2005. FAD totaled $21.4 million for the nine months ended September 30, 2006 compared to $22.9 million for the nine months ended September 30, 2005.

    - Net loss available to common shareholders for the three months ended September 30, 2006 was $3.6 million ($0.25 per diluted share) compared to net income available to common shareholders of $6.7 million ($0.47 per diluted share) for the three months ended September 30, 2005. Net income available to common shareholders for the nine months ended September 30, 2006 was $13.7 million ($0.96 per diluted share) compared to $13.5 million ($0.95 per diluted share) for the nine months ended September 30, 2005. A net gain of $211,000 and $13.7 million was included in net income for the three months and nine months ended September 30, 2006, respectively and primarily represents the gain on the sale of Viad Corporate Center in June 2006. A net gain of $4.2 million and $5.1 million was included in net income for the three months and nine months ended September 30, 2005, respectively and primarily represents the net gain on the sale of a joint venture interest and two office properties.

Asset Recycling

    - On July 11, 2006, the Company purchased One Illinois Center, a 1,003,000 square foot office building with an attached four-level structured parking garage located at 111 East Wacker Drive in the East Loop sub-market of Chicago. The property was acquired for $198 million plus closing costs and transfer taxes of approximately $1.6 million, anticipated building improvements of $3.7 million and projected leasing costs of $12.1 million during the first two years of ownership, for a total purchase price of $215.4 million or $215 per rentable square foot.

    - On August 2, 2006, the Company sold Central Station, a 133,000 square foot building in St. Petersburg, Florida, for $15 million. The Company recorded a gain on the sale for financial reporting purposes of $211,000. In accordance with generally accepted accounting principles ("GAAP"), all current and prior period income from the office property has been classified as discontinued operations.

    - Subsequent to quarter end, the discretionary fund with Ohio PERS (the "Fund"), of which Parkway owns 25%, entered into agreements for the purchase of assets in Memphis, Atlanta and suburban Chicago. Consistent with past practice, the Company plans to publish detailed information on these purchases upon closing, each of which is scheduled for late fourth quarter. The assets, which represent a total investment by the Fund of approximately $120 million, are described below.

            - Renaissance Center is a 190,000 square foot office building in Memphis, Tennessee. The purchase price is estimated to be $38.1 million plus $780,000 in anticipated closing costs, building improvements, customer improvements and leasing commissions during the first two years of ownership. The Fund has $1 million of earnest money at risk and closing is scheduled for late November 2006.

            - A 206,000 square foot building located in suburban Chicago at an estimated total investment of $30 million and a 313,000 square foot two-building portfolio located in Atlanta, Georgia at an estimated total investment of $51 million.

    - Subsequent to quarter end, the Company reached agreement with unrelated purchasers for the sale of six wholly-owned buildings located in Charlotte, Houston and Atlanta. These properties represent approximately 518,000 rentable square feet. The estimated gross sales proceeds are expected to be approximately $48 million, which represents a blended capitalization rate of approximately 7% based on projected 2007 GAAP net operating income. The gain for financial reporting purposes is estimated to be approximately $9 million. The Company will release detailed information about the sales upon the various closings, which are scheduled to be completed late in the fourth quarter of 2006.

    - Subsequent to quarter end, the Company announced the proposed development of a 175,000 square foot Class A+ office building in Jackson, Mississippi known as The Pinnacle at Jackson Place, adjacent to the Company's headquarters building. The estimated cost of the development is $39 million and it is expected to be completed in the fall of 2008. The Company has received commitments to lease approximately 75% of the new office space from four major customers. Parkway will be seeking partners for an 80% ownership interest in the development. More information about the project and project renderings can be found at www.thepinnacleatjacksonplace.com.

Operations and Leasing

    - Parkway's customer retention rate for the three months ending September 30, 2006 was 73.8% compared to 61.3% for the quarter ending June 30, 2006 and 68.9% for the quarter ending September 30, 2005. Customer retention for the nine months ended September 30, 2006 was 71.6% compared to 73.4% for the nine months ended September 30, 2005.

    - As of October 1, 2006, occupancy of the office portfolio was 91.0% compared to 90.0% as of July 1, 2006 and 90.0% as of October 1, 2005. Not included in the October 1, 2006 occupancy rate are 30 signed leases totaling 111,000 square feet, which commence in the fourth quarter of 2006 through the second quarter of 2007. Including these leases, the portfolio is 91.9% leased as of October 10, 2006. Average occupancy for the third quarter was 90.5%, which is consistent with the Company's earnings guidance provided at the beginning of the quarter. This compares to average occupancy for the third quarter of 2005 of 90.5%.

    - During the quarter ended September 30, 2006, 93 leases were renewed or expanded on 333,000 rentable square feet at an average rental rate increase of 1.2% on a cash basis and a cost of $2.26 per square foot per year of the lease term in committed tenant improvements and leasing commissions ("leasing costs"). This is the first increase in cash rental rates for renewals since the second quarter of 2002. During the nine months ending September 30, 2006, leases were renewed or expanded on 1.2 million rentable square feet at an average cost of $1.66 per square foot per year of the lease term in committed leasing costs.

    - During the quarter, 41 new leases were signed on 156,000 rentable square feet at a cost of $3.79 per square foot per year of the lease term in committed leasing costs. New leases were signed during the nine months ending September 30, 2006 on 454,000 rentable square feet at an average cost of $3.70 per square foot per year of the lease term in committed leasing costs.

    - Same store assets produced a decrease in net operating income ("NOI") of $802,000 or 3.3% for the three months ended September 30, 2006 compared to the same period of the prior year. The primary reasons for the decline in same store NOI are a decrease in lease termination fees and escalation income and an increase in rent concessions and utility costs. Same store NOI for the nine months ending September 30, 2006 decreased $3.4 million or 4.9% compared to the same period of 2005.

Capital Markets and Financing

    - The Company's previously announced cash dividend of $0.65 per share for the quarter ended September 30, 2006 represents a payout of approximately 72.4% of FFO per diluted share. The third quarter dividend was paid on September 27, 2006 and equates to an annualized dividend of $2.60 per share, a yield of 5.1% on the closing stock price on October 27, 2006 of $50.60. This dividend is the 80th consecutive quarterly distribution to Parkway's shareholders of common stock.

    - As of September 30, 2006, the Company's debt-to-total market capitalization ratio was 52.1% based on a stock price of $46.49 compared to 47.2% as of June 30, 2006 based on a stock price of $45.50 and 45.2% as of September 30, 2005 based on a stock price of $46.92. The primary driver of the increase in debt to market capitalization was the previously announced purchase of One Illinois Center which the Company is currently marketing as a joint venture together with Two Illinois Center.

    - The purchase of One Illinois Center on July 11, 2006 was funded by a 10-year, $148.5 million non-recourse first mortgage. The loan bears interest at a fixed interest rate of 6.29%, with interest only payments for five years and principal payments based on a 30-year amortization thereafter. In connection with the first-mortgage, the Company delivered $11.3 million in letters of credit to satisfy the various escrow requirements made by the lender. These letters of credit expire June 30, 2007. Additional purchase funding was provided by a $33.7 million secured recourse mezzanine loan with a six-month term at an interest rate of LIBOR plus 130 basis points (current rate set at 6.63%), proceeds from the recent sale of Viad Corporate Center in Phoenix and amounts drawn under existing lines of credit. During the quarter, the Company reduced the mezzanine loan to a balance of $19.3 million by applying funds from the sale of Central Station.

    - During the quarter, 533,499 shares of Series B Convertible Preferred Stock were converted into an equal number of shares of common stock. As of September 30, 2006 there were 270,000 Series B Convertible shares outstanding. In addition, during the quarter 75,000 warrants to purchase common stock were exercised at a purchase price of $35 per share or a total of $2.6 million.

    Outlook for 2006

    The Company is forecasting FFO per diluted share of $4.05 to $4.11 and earnings per diluted share ("EPS") of $0.85 to $1.45 for 2006. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:

Guidance for 2006                                                 Range
--------------------------------------------------------     --------------
Fully diluted EPS                                             $0.85 - $1.45
Plus: Real estate depreciation and                            $4.14 - $4.16
Plus: Diluted share adjustment for convertible preferred      $0.09 - $0.06
Plus: Depreciation on unconsolidated joint ventures           $0.05 - $0.05
Less: Minority interest depreciation and amortization        ($0.15 - $0.15)
Less: Gain on sale of real estate                            ($0.92 - $1.46)

Fully diluted FFO per share                                   $4.05 - $4.11

    Earnings guidance is based on the following information which has been updated from the August assumptions:

    - Average and ending occupancy for the fourth quarter is projected to be 92%.
    - Same store net operating income for the fourth quarter is projected to be flat as compared to 2005.
    - Average interest rate of 6.7% is projected on non-hedged, floating rate debt for the remainder of 2006.
    - Discretionary fund investments, of which Parkway owns 25%, are projected late in the fourth quarter totaling $120 million at an average acquisition cap rate of 7%. Acquisitions to be funded 60% with first mortgage debt and 40% with equity contributions from Parkway and Ohio PERS. Parkway's equity contributions will be funded with bank lines of credit and proceeds from the sale of assets.
    - Sale of six wholly-owned office properties at the end of 2006 for a total sales price of approximately $48 million and an estimated gain for financial reporting purposes of approximately $9 million.

    Outlook for 2007

    The Company is forecasting FFO per diluted share of $4.00 to $4.20 and EPS of $0.00 to $0.05 for 2007. The reconciliation of forecasted EPS to forecasted FFO per diluted share is as follows:

Guidance for 2007                                                Range
--------------------------------------------------------     --------------
Fully diluted EPS                                             $0.00 - $0.05
Plus: Real estate depreciation and amortization               $4.10 - $4.41
Plus: Diluted share adjustment for convertible preferred      $0.04 - $0.05
Plus: Depreciation on unconsolidated joint ventures           $0.03 - $0.03
Less: Minority interest depreciation and amortization        ($0.17 - $0.34)

Fully diluted FFO per share                                   $4.00 - $4.20

    Earnings guidance is based on the following assumptions.

    - An average occupancy for the first, second, third and fourth quarters of 91%, 92%, 93% and 94%, respectively.
    - An average same store net operating income growth for the first half of 2007 of 3%; and an average same store net operating income growth for the second half of 2007 of 8%; for an annual increase in same store net operating income of 5% on a GAAP basis. On a cash basis, annual same store net operating income is expected to increase 8%.
    - Straight line rent adjustment is expected to be approximately $2.2 million for 2007 versus $4.9 million for 2006, reflecting the reduction in rent concessions in 2007 as compared to 2006.
    - Interest rate on non-hedged floating rate debt of 6.70% and 6.50% for first and second half of year respectively, for an average interest rate of 6.60%.
    - New investments for the discretionary fund in addition to the investments projected for 2006 totaling $150 million at an average acquisition capitalization rate of 7% on the assets and 9% to Parkway when including various recurring fees.
    - No lease termination fee income is assumed for 2007 as compared to $588,000 recorded in 2006.

    Earnings guidance does not include the proposed joint venture of One and Two Illinois Center, the acquisition of any wholly-owned assets, or the disposition or joint venture contribution of any assets, other than the sale of six properties outlined earlier in this release. On or before December 15, 2006, the Company intends to issue a release with additional information as to the timing of these asset recycling events and the accretive or dilutive effects they are expected to have on 2007 FFO.

    Steven G. Rogers, President and Chief Executive Officer stated, "We achieved solid results on all fronts this quarter. Our operating results exceeded our internal projections and we are seeing occupancy and rental rate growth this quarter, accelerating into 2007. In addition, we made visible progress in the Asset Recycling component of our GEAR UP Plan. The combination of these actions should result in core portfolio growth in 2007 from operations and absolute growth for 2008 and beyond from improving operations and additional asset recycling."

    GEAR UP

    On January 1, 2006, the Company initiated a new operating plan that will be referred to as the "GEAR UP" Plan. At the heart of the GEAR UP Plan are Great People transforming Parkway through Equity Opportunities and Asset Recycling from an owner-operator to an operator-owner. Our long-standing commitment to Retain our Customers and provide an Uncompromising Focus on Operations remains steadfast. We believe that by accomplishing these goals we can deliver excellent Performance to our shareholders. Performance for the GEAR UP Plan will be measured as the sum of adjusted funds available for distribution, as defined by the Company, cumulative over the three years of the plan. The goal for cumulative adjusted funds available for distribution is $7.18 per diluted share.

    Additional Information

    The Company will conduct a conference call to discuss the results of its third quarter operations on Tuesday, October 31, 2006, at 1:00 p.m. Eastern Time. The number for the conference call is 800-406-5345. A taped replay of the call can be accessed 24 hours a day through November 10, 2006 by dialing 888-203-1112 and using the pass code of 4558266. An audio replay will be archived and indexed in the investor relations section of the Company's website at www.pky.com. A copy of the Company's 2006 third quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "3Q Call" icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.

    Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's third quarter 2006 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company's website.

    About Parkway Properties

    Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, acquisition, ownership, management, and leasing of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 67 office properties located in 11 states with an aggregate of approximately 12,812,000 square feet of leasable space as of October 30, 2006. The Company also offers fee-based real estate services through its wholly-owned subsidiary, Parkway Realty Services, to its owned properties and to its third party and minority interest properties.

    Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

    FOR FURTHER INFORMATION:
    Steven G. Rogers
     President & Chief Executive Officer
    William R. Flatt
     Chief Financial Officer
    (601) 948-4091

                            PARKWAY PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                      September 30       December 31
                                                          2006              2005
                                                     --------------    --------------
                                                       (Unaudited)
Assets
Real estate related investments:
  Office and parking properties                      $    1,415,654    $    1,220,565
  Accumulated depreciation                                 (210,531)         (179,636)
                                                          1,205,123         1,040,929

  Land available for sale                                     1,467             1,467
  Investment in unconsolidated joint
   ventures                                                  11,126            12,942
                                                          1,217,716         1,055,338

Rents receivable and other assets                            96,195            69,480
Intangible assets, net                                       73,751            60,161
Cash and cash equivalents                                     5,168             3,363
                                                     $    1,392,830    $    1,188,342

Liabilities
Notes payable to banks                               $      176,167    $      150,371
Mortgage notes payable                                      654,143           483,270
Accounts payable and other liabilities                       71,402            56,628
Subsidiary redeemable preferred
 membership interests                                        10,741            10,741
                                                            912,453           701,010

Minority Interest
Minority Interest - unit holders                                 37                38
Minority Interest - real estate
 partnerships                                                16,012            12,778
                                                             16,049            12,816

Stockholders' Equity
8.34% Series B Cumulative Convertible
 Preferred stock, $.001 par value, 2,142,857
 shares authorized, 270,000 and 803,499 shares
 issued and outstanding in 2006 and 2005,
 respectively                                                 9,450            28,122
8.00% Series D Preferred stock, $.001
 par value, 2,400,000 shares authorized,
 issued and outstanding                                      57,976            57,976
Common stock, $.001 par value,
 65,457,143 shares authorized, 14,878,975
 and 14,167,292 shares issued and
 outstanding in 2006 and 2005,
 respectively                                                    15                14
Common stock held in trust, at cost,
 115,000 and 124,000 shares in
 2006 and 2005, respectively                                 (3,894)           (4,198)
Additional paid-in capital                                  409,279           389,971
Unearned compensation                                             -            (3,101)
Accumulated other comprehensive income                          832               826
Retained earnings (deficit)                                  (9,330)            4,906
                                                            464,328           474,516
                                                     $    1,392,830    $    1,188,342

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                            Three Months Ended
                                                               September 30
                                                     --------------------------------
                                                          2006              2005
                                                     --------------    --------------
                                                               (Unaudited)
Revenues
Income from office and parking
 properties                                          $       55,401    $       47,423
Management company income                                       284               315
  Total revenues                                             55,685            47,738

Expenses
Property operating expense                                   26,917            23,043
Depreciation and amortization                                17,360            11,583
Operating expense for other real
 estate properties                                                1                 2
Management company expenses                                     223               121
General and administrative                                    1,282               791
  Total expenses                                             45,783            35,540

Operating income                                              9,902            12,198

Other income and expenses
  Interest and other income                                       8                 5
  Equity in earnings of unconsolidated
   joint ventures                                               198               330
  Loss on sale of real estate                                     -               (26)
  Interest expense                                          (12,565)           (8,805)

Income (loss) before minority
 interest and discontinued operations                        (2,457)            3,702
Minority interest - unit holders                                 (1)                -
Minority interest - real estate
 partnerships                                                   225                20
Income (loss) from continuing
 operations                                                  (2,233)            3,722
Discontinued operations:
  Income from discontinued operations                            82               597
  Gain on sale of real estate from
   discontinued operations                                      211             4,181
Net income (loss)                                            (1,940)            8,500
Dividends on preferred stock                                 (1,200)           (1,200)
Dividends on convertible preferred
 stock                                                         (481)             (586)
Net income (loss) available to common
 stockholders                                        $       (3,621)   $        6,714

Net income (loss) per common share:
Basic:
  Income (loss) from continuing
   operations                                        $        (0.27)   $         0.14
  Discontinued operations                                      0.02              0.34
  Net income (loss)                                  $        (0.25)   $         0.48
Diluted:
  Income (loss) from continuing
   operations                                        $        (0.27)   $         0.14
  Discontinued operations                                      0.02              0.33
  Net income (loss)                                  $        (0.25)   $         0.47

Dividends per common share                           $         0.65    $         0.65

Weighted average shares outstanding:
  Basic                                                      14,236            14,116
  Diluted                                                    14,236            14,295

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                            Nine Months Ended
                                                               September 30
                                                     --------------------------------
                                                          2006              2005
                                                     --------------    --------------
                                                               (Unaudited)
Revenues
Income from office and parking
 properties                                          $      153,768    $      140,770
Management company income                                     5,082             2,597
  Total revenues                                            158,850           143,367

Expenses
Property operating expense                                   74,031            66,035
Depreciation and amortization                                45,175            37,115
Operating expense for other real
 estate properties                                                4                 4
Management company expenses                                     898               478
General and administrative                                    3,405             3,341
                                                            123,513           106,973

Operating income                                             35,337            36,394

Other income and expenses
  Interest and other income                                      34               246
  Equity in earnings of unconsolidated
   joint ventures                                               524             1,095
  Gain on sale of joint venture
   interests, real estate and other
   assets                                                    13,465               965
  Interest expense                                          (31,787)          (25,572)

Income before minority interest and
 discontinued operations                                     17,573            13,128
Minority interest - unit holders                                 (1)               (1)
Minority interest - real estate
 partnerships                                                   369              (301)
Income from continuing operations                            17,941            12,826
Discontinued operations:
  Income from discontinued operations                           808             1,847
  Gain on sale of real estate from
   discontinued operations                                      211             4,181
Net income                                                   18,960            18,854
Dividends on preferred stock                                 (3,600)           (3,600)
Dividends on convertible preferred
 stock                                                       (1,654)           (1,759)
Net income available to common
 stockholders                                        $       13,706    $       13,495

Net income per common share:
Basic:
  Income from continuing operations                  $         0.90    $         0.53
  Discontinued operations                                      0.07              0.43
  Net income                                         $         0.97    $         0.96
Diluted:
  Income from continuing operations                  $         0.89    $         0.53
  Discontinued operations                                      0.07              0.42
  Net income                                         $         0.96    $         0.95

Dividends per common share                           $         1.95    $         1.95

Weighted average shares outstanding:
  Basic                                                      14,108            14,035
  Diluted                                                    14,284            14,216

                            PARKWAY PROPERTIES, INC.
                   RECONCILIATION OF FUNDS FROM OPERATIONS AND
                 FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
     FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
                      (In thousands, except per share data)

                                      Three Months Ended                 Nine Months Ended
                                         September 30                       September 30
                                 -----------------------------     -----------------------------
                                     2006             2005             2006             2005
                                 ------------     ------------     ------------     ------------
                                          (Unaudited)                       (Unaudited)
Net Income                       $     (1,940)    $      8,500     $     18,960     $     18,854

Adjustments to Net
 Income:
   Preferred Dividends                 (1,200)          (1,200)          (3,600)          (3,600)
   Convertible
    Preferred
    Dividends                            (481)            (586)          (1,654)          (1,759)
   Depreciation and
    Amortization                       17,360           11,583           45,175           37,115
   Depreciation and
    Amortization -
    Discontinued
    Operations                             18              131              224              653
   Minority Interest
    Depreciation and
    Amortization                         (648)            (168)          (1,473)            (591)
   Adjustments for
    Unconsolidated
    Joint Ventures                        156              266              659              781
   Minority Interest -
    Unit Holders                            1                -                1                1
   Gain on Sale of Real
    Estate and Joint
    Venture Interests                    (211)          (4,181)         (13,795)          (5,512)
Funds From Operations
 Applicable to Common
 Shareholders (1)                $     13,055     $     14,345     $     44,497     $     45,942

Funds Available for
 Distribution
   Funds From Operations
    Applicable to
    Common
    Shareholders                 $     13,055     $     14,345     $     44,497     $     45,942
   Add (Deduct):
   Adjustments for
    Unconsolidated Joint
    Ventures                              (82)            (163)          (1,055)            (829)
   Adjustments for
    Minority Interest in
    Real Estate
    Partnerships                          190               24              333               93
   Straight-line Rents                   (972)            (899)          (3,880)          (3,332)
   Straight-line Rents -
    Discontinued
    Operations                             11               22               52               (2)
   Amortization of
    Above/Below Market
    Leases                                493              533            1,171            1,400
   Amortization of Share
    Based Compensation                    276              184              584              351
   Capital Expenditures:
     Building
      Improvements                     (1,423)          (2,216)          (4,146)          (5,742)
     Tenant
      Improvements -
      New Leases                       (2,786)          (1,087)          (6,235)          (5,656)
     Tenant
      Improvements -
      Renewal Leases                   (2,695)          (1,838)          (6,497)          (5,455)
     Leasing Costs -
      New Leases                         (879)            (323)          (1,726)          (1,479)
     Leasing Costs -
      Renewal Leases                     (358)          (1,215)          (1,711)          (2,412)
Funds Available for
 Distribution (1)                $      4,830     $      7,367     $     21,387     $     22,879

Diluted Per Common
 Share/Unit
 Information (**)
   FFO per share                 $       0.90     $       0.99     $       3.07     $       3.18
   Dividends paid                $       0.65     $       0.65     $       1.95     $       1.95
   Dividend payout
    ratio for FFO                       72.40%           65.73%           63.54%           61.40%
   Weighted average
    shares/units
    outstanding                        15,076           15,100           15,038           15,020

Other Supplemental
 Information
   Upgrades on
    Acquisitions                 $        902     $      1,745     $      4,072     $      4,982
   Loss on Non
    Depreciable Assets           $          -     $        (26)    $       (119)    $       (366)

**Information for
 Diluted Computations:
   Convertible Preferred
    Dividends                    $        481     $        586     $      1,654     $      1,759
   Basic Common
    Shares/Units
    Outstanding                        14,237           14,118           14,109           14,036
   Convertible
    Preferred Shares
    Outstanding                           652              803              753              803
   Dilutive Effect of
    Other Share
    Equivalents                           187              179              176              181

(1) Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

    There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

                            PARKWAY PROPERTIES, INC.
                    CALCULATION OF EBITDA AND COVERAGE RATIOS
     FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
                                 (In thousands)

                                      Three Months Ended                 Nine Months Ended
                                         September 30                       September 30
                                 -----------------------------     -----------------------------
                                     2006             2005             2006             2005
                                 ------------     ------------     ------------     ------------
                                          (Unaudited)                       (Unaudited)
Net Income                       $     (1,940)    $      8,500     $     18,960     $     18,854

Adjustments to Net
 Income:
   Interest Expense                    12,298            8,446           30,963           24,620
   Amortization of
    Financing Costs                       267              359              824              952
   Depreciation and
    Amortization                       17,378           11,714           45,399           37,768
   Amortization of Share
    Based Compensation                    276              184              584              351
   Net Gain on Joint
    Venture Interests,
    Real Estate and
    Other Assets                         (211)          (4,155)         (13,676)          (5,146)
   Tax Expense                              1              (47)               1                8
   EBITDA
    Adjustments -
    Unconsolidated
    Joint Ventures                        288              632            1,915            1,922
   EBITDA
    Adjustments -
    Minority Interest in
    Real Estate
    Partnerships                       (1,041)            (443)          (2,546)          (1,517)
EBITDA (1)                       $     27,316     $     25,190     $     82,424     $     77,812

Interest Coverage
 Ratio:
EBITDA                           $     27,316     $     25,190     $     82,424     $     77,812

Interest Expense:
   Interest Expense              $     12,298     $      8,446     $     30,963     $     24,620
   Capitalized Interest                     -                -                -               52
   Interest Expense -
    Unconsolidated
     Joint Ventures                       129              337              886            1,032
   Interest Expense -
    Minority Interest
    in Real Estate
    Partnerships                         (381)            (268)          (1,039)            (907)
Total Interest Expense           $     12,046     $      8,515     $     30,810     $     24,797

Interest Coverage
 Ratio                                   2.27             2.96             2.68             3.14

Fixed Charge Coverage
 Ratio:
EBITDA                           $     27,316     $     25,190     $     82,424     $     77,812

Fixed Charges:
   Interest Expense              $     12,046     $      8,515     $     30,810     $     24,797
   Preferred Dividends                  1,681            1,786            5,254            5,359
   Preferred
    Distributions -
    Unconsolidated
    Joint Ventures                          -                -                -               21
   Principal Payments
    (Excluding Early
    Extinguishment of
    Debt)                               3,952            4,847           11,327           12,941
   Principal Payments -
    Unconsolidated
    Joint Ventures                         11               11               34               98
   Principal Payments -
    Minority Interest
    in Real Estate
    Partnerships                          (29)            (108)            (176)            (423)
Total Fixed Charges              $     17,661     $     15,051     $     47,249     $     42,793

Fixed Charge Coverage
 Ratio                                   1.55             1.67             1.74             1.82

Modified Fixed Charge
 Coverage Ratio:
EBITDA                           $     27,316     $     25,190     $     82,424     $     77,812

Modified Fixed
 Charges:
   Interest Expense              $     12,046     $      8,515     $     30,810     $     24,797
   Preferred Dividends                  1,681            1,786            5,254            5,359
   Preferred
    Distributions -
    Unconsolidated
    Joint Ventures                          -                -                -               21
Total Modified Fixed
 Charges                         $     13,727     $     10,301     $     36,064     $     30,177

Modified Fixed Charge
 Coverage Ratio                          1.99             2.45             2.29             2.58

The following table
 reconciles EBITDA to
 cash flows provided by
 operating activities:

EBITDA                           $     27,316     $     25,190     $     82,424     $     77,812
   Amortization of
    Above Market
    Leases                                493              533            1,171            1,400
   Operating
    Distributions from
    Unconsolidated Joint
    Ventures                              365            1,328            1,150            2,294
   Interest Expense                   (12,298)          (8,446)         (30,963)         (24,620)
   Tax Expense                             (1)              47               (1)              (8)
   Increase in
    Receivables and
     Other Assets                     (15,902)          (4,883)         (18,428)         (10,781)
   Increase in Accounts
    Payable and Other
    Liabilities                        11,362           19,975           10,550           17,445
   Adjustments for
    Minority Interests                    818              423            2,178            1,819
   Adjustments for
    Unconsolidated
     Joint Ventures                      (486)            (962)          (2,439)          (3,017)
Cash Flows Provided by
 Operating Activities            $     11,667     $     33,205     $     45,642     $     62,344

(1) Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation, amortization, losses on early extinguishment of debt and other gains and losses. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

                            PARKWAY PROPERTIES, INC.
             NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
          THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (In thousands, except number of properties data)

                                           Percent-
                               Number       age of           Net Operating
                                 of          Port-              Income                    Occupancy
                               Proper-       folio      -----------------------    ------------------------
                                ties          (1)          2006         2005          2006          2005
                             ----------   ----------    ----------   ----------    ----------    ----------
Same store
 properties (2)                      54        81.92%   $   23,334   $   24,136          90.4%         89.7%
2005 acquisitions                     4         4.74%        1,350          393          94.8%          N/A
2006 acquisitions                     3        13.29%        3,785            -          91.1%          N/A
Assets sold                           -         0.05%           15         (149)          N/A           N/A
Net operating income
 from office and parking
 properties                          61       100.00%   $   28,484   $   24,380

(1) Percentage of portfolio based on 2006 net operating income.

(2) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended September 30, 2006 and 2005 and excludes properties classified as discontinued operations. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

                                              Three Months Ended               Nine Months Ended
                                                 September 30                    September 30
                                         ----------------------------    ----------------------------
                                             2006            2005            2006            2005
                                         ------------    ------------    ------------    ------------
Net income (loss)                        $     (1,940)   $      8,500    $     18,960    $     18,854
Add (deduct):
Interest expense                               12,565           8,805          31,787          25,572
Depreciation and amortization                  17,360          11,583          45,175          37,115
Operating expense for other real
 estate properties                                  1               2               4               4
Management company expenses                       223             121             898             478
General and administrative expenses             1,282             791           3,405           3,341
Equity in earnings of unconsolidated
 joint ventures                                  (198)           (330)           (524)         (1,095)
(Gain) loss on sale of joint venture
 interests, real estate and other
 assets                                             -              26         (13,465)           (965)
Minority interest - unit holders                    1               -               1               1
Minority interest - real estate
 partnerships                                    (225)            (20)           (369)            301
Income from discontinued operations               (82)           (597)           (808)         (1,847)
Gain on sale of real estate from
 discontinued operations                         (211)         (4,181)           (211)         (4,181)
Management company income                        (284)           (315)         (5,082)         (2,597)
Other income                                       (8)             (5)            (34)           (246)

Net operating income from office and
 parking properties                            28,484          24,380          79,737          74,735

Less:  Net operating income from non
 same store properties                         (5,150)           (244)        (13,424)         (4,995)

Same store net operating income          $     23,334    $     24,136    $     66,313    $     69,740

SOURCE  Parkway Properties, Inc.
    -0-                             10/30/2006
    /CONTACT: Steven G. Rogers, President & Chief Executive Officer, or William R. Flatt, Chief Financial Officer, +1-601-948-4091, of Parkway Properties, Inc./
    /First Call Analyst: /
    /FCMN Contact: /
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Company News On-Call: http://www.prnewswire.com/comp/103115.html / /Web site: http://www.pky.com
                http://www.thepinnacleatjacksonplace.com /